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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): February 27, 2001

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                              TRICORD SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


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
               Delaware                                 0-21366                              41-1590621
  (State of or other jurisdiction of                  (Commission                         (I.R.S. Employer
            incorporation)                            File Number)                       Identification No.)
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
                         2905 Northwest Boulevard, Suite 20,
                                 Plymouth, Minnesota                                      55441
                       (Address of principal executive offices)                        (zip code)
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       Registrant's telephone number, including area code: (763) 557-9005


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ITEM 5.  OTHER

On February 27, 2001, Tricord Systems, Inc. (the "Company") closed a private placement of $25 million in Convertible Preferred Stock, pursuant to the terms of a Securities Purchase Agreement between the Company and the Buyer named therein. Additional information regarding the Financing is contained in exhibits to this Report and are incorporated herein by reference.

On February 28, 2001, the Company issued a press release announcing completion of a $25 million convertible preferred financing. A copy of the press release is attached hereto as Exhibit 99.1, the text of which is incorporated by reference herein.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            TRICORD SYSTEMS, INC.


Dated: February 28, 2001                    By /s/ Steven E. Opdahl
                                               ---------------------------
                                               Steven E. Opdahl
                                               Chief Financial Officer




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                                INDEX TO EXHIBITS


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
EXHIBIT
NUMBER               DESCRIPTION
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
3.1                  Certificate of Designation, dated February 27, 2001

4.1 Series E-1 Stock Purchase Warrant dated February 27, 2001, between the Company and RGC International Investors, LDC

4.2 Series E-2 Stock Purchase Warrant dated February 27, 2001, between the Company and RGC International Investors, LDC

10.1 Securities Purchase Agreement dated February 27, 2001, between the Company and RGC International Investors, LDC

10.2 Registration Rights Agreement dated February 27, 2001, between the Company and RGC International Investors, LDC

99.1 Press Release dated February 28, 2001, announcing a $25 million round of financing
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